AMENDMENT NO. 1 TO RIGHTS AGREEMENT
     AMENDMENT NO. 1, dated as of December 9, 1994, to the
Rights Agreement dated as of January 10, 1989 (the "Rights
Agreement"), between Caesars World, Inc., a Florida corporation (the "Company"), and Morgan Shareholder
Services Trust Company, a New York corporation, as Rights
Agent.
     WHEREAS, First Chicago Trust Company of New York, a
New York corporation, is the successor corporation to Morgan Shareholder Services Trust Company and is now the
Rights Agent under the above-described Rights Agreement
(the "Rights Agent");
     WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);
     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 26 of the Rights Agreement;
     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:
     1. Section 11(a)(ii)(C) of the Rights Agreement is amended in its entirety, as follows:
     "(C) any Person, alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement and at a time when the Company or a Subsidiary of the Company holds one or more licenses from the Nevada Gaming
     Commission, becomes the Beneficial Owner of (i)
     10% or more of the shares of Common Stock then outstanding without being found suitable by the Nevada Gaming Commission and without being found qualified by the New Jersey Casino Control
     Commission or (ii) 10% or more of the shares of Common Stock then outstanding (or such higher percentage as the Nevada Gaming Commission shall have previously determined that such Person may beneficially own without such beneficial ownership constituting, or being presumed to constitute, control of the Company), unless such Person has received prior approval to acquire control of the Company by final order of the Commission, and, in the case of both clauses (i) and (ii), the Board of Directors has determined
     (with the concurrence of a majority of the members of the Board who are not employees of the Company), after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that such Beneficial Ownership is not in the best interests of the Company (any such Person referred to in clauses (i) or (ii) and with respect to which the determination of the Board of Directors specified in this paragraph (C) has been rendered, an "Unqualified Gaming Person")."

     2. The foregoing amendment shall be effective as of the date hereof and, except as set forth herein, the Rights
Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.
     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.
                              CAESARS WORLD, INC.
(SEAL)

                              By:  /s/Philip L. Ball

                              Name:  Philip L. Ball

                              Title:  Senior Vice President

                              FIRST CHICAGO TRUST COMPANY OF NEW
                              YORK, as Rights Agent
(SEAL)


                              By:  /s/Ralph Persico
                              Name: Ralph Persico
                              Title: Customer Service Officer